EXHIBIT 5.1



                               September 21, 1998


Charter  Communications  International,  Inc.
2839  Paces  Ferry  Road,  #500
Atlanta,  GA  30339

Re:     Registration  Statement  on  Form  S-3

Gentlemen:

     We have acted as counsel for Charter Communications International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale of up to 1,593,750 shares (the "Shares") of Common Stock of the Company by a certain Shareholders of the Company (the "Selling Shareholders"). The Shares are proposed to be sold by the Selling Shareholders in the manner set forth under the caption "Plan of Distribution" in the Prospectus constituting part I of the Registration Statement.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares are legally issued, fully paid and non-assessable.

     We  hereby  consent  to  the  filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters". In giving this consent, we do not therefore admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully  submitted,

                              BROWN,  PARKER  &  LEAHY,  L.L.P.


                              By:     /s/
                                   ___________________________________

                                      5.1-1
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